Exhibit 10.4


                              ADVISORY AGREEMENT
                              ------------------

         This Advisory Agreement (the "Agreement") is made as of the 31st day of December, 1997, between Futures Portfolio Fund L.P., a Maryland limited partnership (the "Partnership") and Willowbridge Associates Inc., a Delaware corporation (the "Advisor").

                                  WITNESSETH:

         WHEREAS, the Partnership desires to engage in the speculative trading of futures, options on futures, forwards, commodities and other commodity interests (collectively, "Commodity Interests"); and

         WHEREAS, the Advisor is in the business of making trading decisions on behalf of investors in the purchase and sale of Commodity Interests; and

         WHEREAS, the Partnership has selected the Advisor as a trading advisor for the Partnership and the Advisor is willing to act in such capacity subject to the terms and provisions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                          1. Duties of the Advisor.
                             ----------------------

     The Advisor shall determine the investment and reinvestment of the portion of the Partnership's assets allocated to the Advisor from time to time by the Partnership (together with appreciation and depreciation thereon, the "Allocated Assets") in Commodity Interests for the period and on the terms set forth in this Agreement. The Allocated Assets shall include notional funds.

     The Advisor shall have sole authority and responsibility for trading the Allocated Assets. The Advisor agrees to trade the Allocated Assets pursuant to its Select Investment Program utilizing the Argo Trading System described in the Advisor's commodity trading advisor disclosure document dated September 30, 1997 (the "Disclosure Document") with such changes and additions to the Select Investment Program utilizing the Argo Trading System as the Advisor deems appropriate. The Commodity Interest transactions by the Advisor on behalf of the Partnership shall be for the account and risk of the Partnership. The parties acknowledge that the Advisor in no respect makes any guarantee of profits or of protection against loss.

          2. Allocation of the Partnership's Assets to the Advisor.
             -----------------------------------------------------

     The initial allocation to the Advisor shall be U.S.$1,000,000.00, of which 100% or U.S.$1,000,000.00 shall be actual funds deposited with the Partnership's commodity broker or dealers. Trading will be determined by the total account size, including notional funds, and profits or losses will be calculated for purposes of this Agreement based on such total account size. Additions and withdrawals of actual or notional funds will increase or decrease, respectively, the total account size. Prior to the commencement of trading for the Partnership by the Advisor, the Partnership will provide the Advisor with, and will renew when necessary, a commodity trading authorization substantially in the form of Exhibit A appointing the Advisor as the Partnership's attorney-in-fact with respect to the Partnership's Commodity Interest trading. The Partnership will give the Advisor three business days' prior notice of any intended addition or withdrawal of assets to or from the Advisor. Any addition to the Partnership's Allocated Assets shall be made as of the beginning of a month, and any withdrawal from the Partnership's Allocated Assets shall be made as of the end of a month.

                      3. Advisory and Performance Fees.
                         -----------------------------

         For services to be rendered to the Partnership by the Advisor, the Partnership agrees to pay in immediately available U. S. Dollars to the Advisor the following:

     Advisory Fee. The Advisor shall be paid an advisory fee of 0.0833 percent per month (a 1% annual rate) of the Allocated Assets as of the close of business on the last day of each calendar month, without reduction of the Allocated Assets for any distributions, withdrawals, or performance fees accrued or payable as of such date, but after reduction for all brokerage and other transaction costs and directly related expenses (such as delivery charges) paid or payable by the Partnership in connection with the Advisor's Commodity Interest trading for the Partnership. This advisory fee is payable whether or not the Advisor's trading for the Partnership is profitable.

         If this Agreement is terminated on a date other than a month-end, the advisory fee described above shall be determined as if such date were the end of a month, but such fees shall be prorated based on the ratio by which the number of trading days in the month through the date of termination bears to the total number of trading days in the month.

     Performance Fee. The Advisor shall receive a quarterly performance fee of 25% of the Trading Profits experienced by the Allocated Assets calculated for each quarter as set forth below, provided, however, that no performance fee shall be payable in respect of the first $_________________ of Trading Profits earned for the Allocated Assets.

         The term "Trading Profits" shall mean (A) Commodity Interest trading profits {realized and unrealized) net of losses (realized and unrealized) earned on the Allocated Assets, (B) decreased by all brokerage and other transaction costs and directly related expenses (such as delivery charges) paid or payable by the Partnership in connection with the Advisor's Commodity Interest trading for the Partnership and the advisory fees paid or payable to the Advisor for the quarter for which the calculation is being made, but before reduction for accrued performance fees and management fees, with all such Commodity Interest trading profits, losses and items of decrease determined from the end of the last quarter at which a performance fee shall have been earned on the Allocated Assets (or if no performance fee shall have been earned previously on the Allocated Assets, from the day that the Advisor begins trading Commodity Interests on behalf of the Partnership) to the end of the quarter for which such performance fee calculation is being made. Trading Profits shall not include interest income.

         At any time upon a withdrawal from Allocated Assets other than at the end of a quarter, the Advisor will receive any accrued performance fee proportional to the amount of assets so withdrawn. Trading Profits will be correspondingly reduced for purposes of determining the performance fee due at the end of such quarter. For purposes of determining Trading Profits, if there is a cumulative loss when a withdrawal is made from the Allocated Assets, such loss shall be reduced by the proportionate amount of the loss attributable to the Allocated Assets being withdrawn.

         Performance fees, once paid, are not subject to return, irrespective of subsequent losses. No subsequent payment based on Trading Profits shall be made to the Advisor, however, until the Allocated Assets have again experienced Trading Profits. If this Agreement is terminated on a date other than a quarter-end, the performance fee described above will be determined as if such date were the end of a quarter.

     Payment of Fees. Advisory and performance fees shall be paid within 15 business days after the Advisor sends an invoice for such fees to the Partnership in respect of the period for which they are payable.

     Brokerage. The Advisor shall be free to select floor brokers to be used for the execution of Commodity Interest transactions hereunder, and may enter into "give-up" agreements with such floor brokers on behalf of the Partnership, but otherwise the Advisor has no authority or responsibility for selecting the Partnership's commodity brokers nor for the negotiation of brokerage commission rates, and is not responsible for the execution or clearance of the Partnership's trades once complete orders have been transmitted to the Partnership's commodity broker for those trades. The Partnership shall deposit and maintain its assets in one or more accounts with ING (U.S) Securities, Futures & Options, Inc. ("ING"), which will act as the Partnership's principal commodity broker. The Advisor may purchase spot and forward contracts through such banks, brokers, or dealers as it deems appropriate. The Partnership shall provide adequate dealing lines of credit for the Advisor to place orders for spot and forward contracts on behalf of the Partnership. The Partnership will arrange for the Advisor to receive confirmations and reports of all of the Advisor's Commodity Interest trading on behalf of the Partnership.

              4. Representations and Warranties of the Advisor.
                 ---------------------------------------------

         The Advisor represents and warrants to the Partnership that:

     The Advisor is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has full corporate power and authority to perform its obligations under this Agreement, and is in good standing as a corporation qualified to do business in every jurisdiction in which the failure to so qualify would have a materially adverse effect on the Advisor's ability to comply with and perform its obligations under this Agreement.

     The references to the Advisor and its principals, and its and their trading performance, trading systems, methods, models, strategies, and formulas made in the Advisor's Disclosure Document are accurate and complete in all material respects.

     This Agreement has been duly authorized, executed and delivered on behalf of the Advisor and, assuming due authorization, execution, and delivery by the Partnership, constitutes a valid and binding agreement of the Advisor enforceable in accordance with its terms.

     Each of the Advisor and its principals has all governmental, regulatory and commodity exchange licenses and approvals and has effected all filings and registrations with governmental and regulatory agencies in the United States required to conduct its business and to perform its obligations under this Agreement (including, without limitation, registration of the Advisor as a commodity trading advisor under the United States Commodity Exchange Act and membership of the Advisor as a commodity trading advisor in the National Futures Association (the "NFA")).

     The execution and delivery of this Agreement, the incurrence of the obligations herein, and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, the Certificate of Incorporation or By-laws or other charter documents of the Advisor or any instrument by which the Advisor or its principals are bound or any order, rule or regulation applicable to the Advisor or its principals of any court or any governmental body or administrative agency having jurisdiction over the Advisor or its principals.

     There is not pending nor, to the best of such Advisor's and its principals' knowledge, threatened any action, suit, proceeding, or investigation before or by any court, governmental, regulatory, self-regulatory, or exchange body to which the Advisor or its principals are a party, or to which any assets of such persons are subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or business of the Advisor or its principals.

            5. Representations and Warranties of the Partnership.
               -------------------------------------------------

         The Partnership represents and warrants to the Advisor that:

     The Partnership is a limited partnership duly organized pursuant to, and validly existing and in good standing under the laws of the state of its organization and is qualified to do business in every jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to comply with and perform its obligations under this Agreement. The Partnership has full power and authority to engage in the trading of Commodity Interests and to perform its obligations under this Agreement.

     The Partnership has one general partner, which is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in every jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to comply with and perform its obligations under this Agreement. The Partnership's general partner has full power and authority to perform its obligations as general partner of the Partnership.

     This Agreement has been duly authorized, executed, and delivered by the Partnership and, assuming due authorization, execution and delivery by the Advisor, constitutes a valid and binding obligation of the Partnership, enforceable against it in accordance with its terms.

     The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, and the consummation of the transactions contemplated herein do not and will not constitute a breach of or default under the limited partnership agreement or certificate of limited partnership of the Partnership, or any instrument by which the Partnership is bound or any order, rule, or regulation applicable to the Partnership of any court or governmental, regulatory, or administrative authority having jurisdiction over the Partnership.

     There is not pending nor, to the best of the Partnership's knowledge, threatened any action, suit, proceeding, or investigation before or by any court, or governmental, regulatory, self-regulatory or exchange body to which the Partnership is a party or to which any assets of the Partnership are subject which would materially affect the ability of the Partnership to comply with and perform its obligations under this Agreement.

     Each of the Partnership, its general partner and their respective principals has obtained all governmental, regulatory and exchange approvals or licenses necessary to conduct their respective businesses and to act as described and contemplated in this Agreement, including without limitation any required registration as a commodity pool operator under the Commodity Exchange Act and membership in the NFA.

     The offer and sale of limited partnership interests have been, and will continue to be, in full compliance with all applicable securities and commodities laws, rules and regulations. No description of the Advisor or its principals may be used without the prior written consent of the Advisor.

     The Partnership is aware of the highly speculative nature of, and risks of loss inherent in, trading of Commodity Interests and is financially capable of engaging in such trading.

     The Partnership has significant additional assets beyond the Allocated Assets and any funds that may in the future become part of the Allocated Assets. All of the Allocated Assets represent risk capital to the Partnership.

                             6. Indemnification.
                                ---------------

         The Advisor shall exercise its best judgment in rendering its services to the Partnership and the Partnership agrees as an inducement to the Advisor's undertaking the same that the Advisor and its officers, directors, shareholders and employees shall not be liable to the Partnership or the Partnership's permitted assigns except by reason of acts or omissions due to bad faith, willful misconduct or gross negligence. The Partnership shall indemnify the Advisor, its officers, directors, shareholders and employees against all losses, damages and liabilities (including attorneys' fees) incurred in the performance of services under this Agreement, relating to this Agreement in any way, or in connection with the Company but unrelated to this Agreement, provided that such loss, damage or liability was not the result of bad faith, willful misconduct or gross negligence on the part of the Advisor, its officers, directors, shareholders or employees. The Advisor shall indemnify the Partnership against all losses, damages and liabilities (including attorneys' fees) resulting from a demand, claim, lawsuit, action or proceeding relating to the Advisor's management of an account for the Partnership if the conduct of the Advisor which was the subject of the demand, claim lawsuit action or proceeding constituted gross negligence, willful misconduct or bad faith on the part of the Advisor, its officers, directors, shareholders or employees.

                               7. Termination.
                                  -----------

         Either party may terminate this Agreement on 10 days' written notice to the other, provided, however, that the parties shall use best efforts to ensure that the termination occurs as of a month-end. Notwithstanding the foregoing, the Advisor may terminate this Agreement immediately upon written notice if the Allocated Assets are less than $750,000.00. If this Agreement is terminated, the Partnership shall not thereafter have any further obligation to the Advisor under this Agreement and neither the Advisor, nor any of its officers, directors, shareholders, controlling persons or employees shall thereafter have any further obligation to the Partnership under this Agreement; provided however, that the payment obligation pursuant to Section 3 and the indemnification obligation pursuant to Section 6 shall survive.

                      8. Receipt of Disclosure Document.
                         ------------------------------

         The Partnership acknowledges receipt of the Disclosure Document.

                          9. Status of the Advisor.
                             ---------------------

         The Advisor is and shall, for all purposes herein, be deemed to be an independent contractor and shall not, except as expressly provided or authorized, have authority to act for or represent the Partnership. Likewise, the Partnership shall have no authority to act for or represent the Advisor. The Advisor is not an organizer, sponsor or promoter of the Partnership.

         The Advisor's present business is advising with respect to the purchase and sale of Commodity Interests. The services provided by the Advisor under this Agreement are not to be deemed exclusive. The Partnership acknowledges that, subject to the terms of this Agreement, the Advisor and its principals may render advisory, consulting and management services to others for which they may charge fees different from those charged to the Partnership. The Advisor and its principals shall be free to advise others and manage other accounts during the term of this Agreement and to use the same or different information, computer programs and trading strategies which they obtain, produce or utilize in the performance of services for the Partnership. In that connection, the Advisor represents and warrants that in rendering consulting, advisory and management services to other Commodity Interest trading accounts and entities, the Advisor will use its best efforts to achieve an equitable treatment of all accounts traded pursuant to the trading systems, methods, models, strategies and formulas used in discharging its obligations to the Partnership. Notwithstanding the foregoing, the Partnership recognizes that the results obtained by the Advisor from time to time for such other accounts may be more favorable than the results obtained for the Partnership's account.

                             10. Confidentiality.
                                 ---------------

         Nothing in this Agreement shall require the Advisor to disclose the details of its trading systems, methods, models, strategies and formulas. The Partnership acknowledges that the trading systems, methods, models, strategies and formulas of the Advisor are the sole and exclusive property of the Advisor; the Partnership further agrees that it will keep confidential and will not disseminate information regarding such systems, methods, models, strategies and formulas to any person.

                                 11. Notices.
                                     -------

         All notices required or permitted to be delivered pursuant to this Agreement shall be in writing (including telegraphic communication) and shall be delivered by courier service, postage prepaid mail, telex, telegram, telefax or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows or to such other address as a party by notice shall direct:

         if to the Partnership to:

                  Futures Portfolio Fund L.P.
                  c/o Steben Asset Management, Inc.
                  11140 Rockville Pike, 4th Floor
                  Rockville, MD 20852
                  Attention: Mr. Kenneth E. Steben
                  Telephone: 301-984-3700   Facsimile: 301-984-1413

         if to the Advisor to:

                  Willowbridge Associates Inc.
                  101 Morgan Lane
                  Suite 180
                  Plainsboro, New Jersey 08536

                  Attention: Theresa C. Morris
                  Telephone: 609-936-1100   Facsimile: 609-936-9088


                 12. Governing Law; Consent to Jurisdiction.
                     --------------------------------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. For purposes of any action or proceeding involving any matter arising out of, or relating to, this Agreement, the parties each hereby expressly consent and submit to the jurisdiction of all federal and state courts located in New York, New York and consent that any process or notice of motion or any other application to any of said courts, or a judge thereof, may be served within or without such court's jurisdiction by registered or certified mail, or by personal service. The Partnership hereby waives any right they may have to transfer or change the venue of any litigation brought against it by the Advisor.

                                13. Amendment.
                                    ---------

         This Agreement shall not be amended except by a writing signed by all parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

                            14. Entire Agreement.
                                ----------------

         This Agreement sets forth the entire agreement of the parties relating to the subject matter hereof.

                              15. Severability.
                                  ------------

         The invalidity or unenforceability of any provision of this Agreement or any covenant contained herein shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.

                               16. Assignment.
                                   ----------

         This Agreement shall not be assigned without the prior written consent of the other party.

                              17. Counterparts.
                                  ------------

         This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                               18. Successors.
                                   ----------

         This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and no other person shall have any right or obligation under this Agreement (except that certain persons who are not parties are entitled to the indemnities as set forth in
Section 6).

                                19. Headings.
                                    --------

         Headings herein are for the convenience of the parties only, and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                        FUTURES PORTFOLIO FUND L.P.


                        By: Steben Asset Management, Inc., its General Partner


                        By: /s/ Kenneth E. Steben
                            -----------------------------
                        Kenneth E. Steben
                        President


                        WILLOWBRIDGE ASSOCIATES INC.


                        By: /s/ Theresa C. Morris
                            -----------------------------
                        Theresa C. Morris
                        Senior Vice President